UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2018

MARRIOTT VACATIONS WORLDWIDE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35219	45-2598330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6649 Westwood Blvd., Orlando, FL		32821
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code: (407) 206-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Settlement of the Exchange Offer

On September 4, 2018 (the “Settlement Date”), Marriott Vacations Worldwide Corporation (“MVW”) settled the previously announced exchange offer (the “Exchange Offer”) by Marriott Ownership Resorts, Inc., its wholly owned subsidiary (the “Issuer”), with respect to the outstanding 5.625% Senior Notes due 2023 (the “Existing IAC Notes”) of Interval Acquisition Corp. (“IAC”), a wholly owned subsidiary of ILG, LLC (“ILG”), pursuant to which the Issuer offered to exchange the Existing IAC Notes held by certain eligible holders for: (i) newly issued 5.625% Senior Notes due 2023 (the “Exchange Notes”) issued by the Issuer and ILG, a Delaware limited liability company and a wholly owned subsidiary of MVW (in such capacity, the “Co-Issuer” and, together with the Issuer, the “Issuers”), and (ii) cash. The Exchange Offer expired at 5:00 p.m., New York City time, on August 30, 2018 (the “Expiration Time”).

At the Expiration Time, $88,165,000 million in aggregate principal amount of Existing IAC Notes had been validly tendered and not withdrawn in the Exchange Offer. On the Settlement Date, the Issuers issued $88,165,000 million in aggregate principal amount of Exchange Notes and paid approximately $881,650 (or $10.00 per $1,000 principal amount of Existing IAC Notes) as a cash payment for the Existing IAC Notes accepted for exchange.

Immediately following the Settlement Date, approximately $262 million in aggregate principal amount of Existing IAC Notes remained outstanding.

The Exchange Notes and the related guarantees were offered in reliance on exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Exchange Notes and the related guarantees have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Exchange Notes

The Exchange Notes were issued pursuant to an indenture, dated as of September 4, 2018 (the “Exchange Notes Indenture”), among the Issuers, MVW, as a guarantor, the subsidiary guarantors party thereto (collectively with MVW, the “Guarantors”), and HSBC Bank USA, National Association, as trustee (the “Exchange Notes Trustee”). Neither the Issuers nor IAC received any cash proceeds from the Exchange Offer or the issuance of the Exchange Notes.

The Exchange Notes mature on April 15, 2023 and bear interest at a rate of 5.625% per annum. Interest on the Exchange Notes is payable semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 2018; provided that on October 15, 2018, the Issuers will pay interest on the Exchange Notes from April 15, 2018 (the date interest was most recently paid on the Existing IAC Notes) to, but not including, October 15, 2018.

The Exchange Notes are senior unsecured obligations of the Issuers and the Guarantors, rank equally in right of payment with all of the Issuers’ and the Guarantors’ existing and future senior indebtedness (including the Issuers’ 2026 Notes, borrowings under the Corporate Credit Facility (as defined below), the Existing IAC Notes not exchanged in the Exchange Offer (with respect to IAC, ILG and the other guarantors thereof only) and MVW’s 1.50% Convertible Senior Notes due 2022 (with respect to MVW only)), will be senior in right of payment to any future subordinated indebtedness of the Issuers and the Guarantors, are effectively junior in right of payment to all of the Issuers’ and the Guarantors’ existing and future secured indebtedness (including the Corporate Credit Facility) to the extent of the value of the collateral securing such indebtedness and are structurally subordinated to any existing and future obligations of any of MVW’s subsidiaries that are not guarantors of the Exchange Notes.

The Issuers may, at their option, redeem the Exchange Notes, in whole or in part, at any time and from time to time, at the applicable redemption prices set forth in the Exchange Notes Indenture plus accrued and unpaid interest, if any, to, but not including, the redemption date. If MVW experiences a “Change of Control” (as defined in the Exchange Notes Indenture) or sells certain of its assets, MVW will be required to offer to repurchase the Exchange Notes at the prices set forth in the Exchange Notes Indenture, subject to certain conditions.

The Exchange Notes Indenture contains certain covenants that limit MVW’s ability and the ability of its restricted subsidiaries to, among other things: (i) incur additional indebtedness; (ii) pay dividends or make other restricted payments; (iii) make loans and investments; (iv) incur liens; (v) sell assets; (vi) enter into affiliate transactions; (vii) enter into certain sale and leaseback transactions; (viii) enter into agreements restricting MVW’s subsidiaries’ ability to pay dividends; and (ix) merge, consolidate or amalgamate or sell all or substantially all of its property. The Exchange Notes Indenture also provides for customary events of default.

In connection with the Exchange Offer, the Issuers and the Guarantors entered into a registration rights agreement, dated as of September 4, 2018 (the “Exchange Notes Registration Rights Agreement”), with Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, the dealer managers. Pursuant to the Exchange Notes Registration Rights Agreement, the Issuers and the Guarantors have agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) so that holders of the Exchange Notes can exchange the Exchange Notes for freely tradable notes registered under the Securities Act having substantially the same terms as the Exchange Notes (except that the registered notes will not contain terms with respect to special interest, registration rights or transfer restrictions) and evidencing the same indebtedness as the Exchange Notes and exchange the related note guarantees for registered guarantees having substantially the same terms as the original note guarantees. The Issuers and the Guarantors may be required to provide a shelf registration statement to cover resales of the Exchange Notes under certain circumstances. If the Issuers and the Guarantors fail to satisfy their registration obligations under the Exchange Notes Registration Rights Agreement, the Issuers may be required to pay additional interest to the holders of the Exchange Notes, up to a maximum additional interest rate of 1.00% per annum.

The foregoing description of the Exchange Notes Indenture, the Exchange Notes and the Exchange Notes Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Exchange Notes Indenture, the form of Exchange Note and the Exchange Notes Registration Rights Agreement, copies of which are filed as Exhibits 4.1, 4.2 and 4.3 hereto, respectively, and are incorporated herein by reference.

Existing IAC Notes

The description of the Existing IAC Notes and the indenture governing the Existing IAC Notes is incorporated herein by reference to ILG, Inc.’s Current Report on Form 8-K, filed with the SEC on April 10, 2015. The description of the Existing IAC Notes and the indenture governing the Existing IAC Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture, dated April 10, 2015, among IAC, ILG, Inc., the other guarantors party thereto and the Exchange Notes Trustee, the form of Existing IAC Note and the Supplemental Indenture, dated June 29, 2016, by and among IAC, the guarantors party thereto and the Exchange Notes Trustee, copies of which are filed as Exhibits 4.4, 4.5 and 4.6 hereto, respectively, and are incorporated herein by reference.

Supplemental Indenture for the 6.500% Senior Notes due 2026

On September 1, 2018, the Issuer, ILG, as co-issuer, certain of ILG’s wholly owned domestic subsidiaries that guarantee the Corporate Credit Facility (the “New Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “2026 Notes Trustee”) entered into the First Supplemental Indenture (the “First Supplemental Indenture”) to the Indenture, dated as of August 23, 2018 (the “2026 Notes Indenture”), by and among the Issuer, MVW, as a guarantor, the other guarantors party thereto from time to time and the 2026 Notes Trustee, governing the Issuer’s previously issued 6.500% Senior Notes due 2026 (the “2026 Notes”). Pursuant to the First Supplemental Indenture, the Co-Issuer became a co-issuer of the 2026 Notes and the New Guarantors became guarantors of the 2026 Notes. The description of the 2026 Notes is incorporated herein by reference to MVW’s Current Report on Form 8-K, filed with the SEC on August 23, 2018.

In connection with the entry into the 2026 Notes Indenture, on September 1, 2018, ILG, the New Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the representative of the initial purchasers of the 2026 Notes (the “Representative”), entered into a joinder (the “Registration Rights Agreement Joinder”) to that certain Registration Rights Agreement, dated as of August 23, 2018 (the “2026 Notes Registration Rights Agreement”), by and among the Issuer, MVW, as a guarantor, the other guarantors party thereto and the Representative. The description of the 2026 Notes Registration Rights Agreement is incorporated herein by reference to MVW’s Current Report on Form 8-K, filed with the SEC on August 23, 2018.

The foregoing description of the First Supplemental Indenture and the Registration Rights Agreement Joinder does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the First Supplemental Indenture and the Registration Rights Agreement Joinder, copies of which are filed as Exhibits 4.7 and 4.8 hereto, respectively, and are incorporated herein by reference.

Corporate Credit Facility

On August 31, 2018, MVW and certain of its subsidiaries entered into several agreements relating to a new credit facility (the “Corporate Credit Facility”), including (i) a Credit Agreement, dated as of August 31, 2018 (the “Credit Agreement”), among MVW, its subsidiary Marriott Ownership Resorts, Inc. (“MORI” and, together with IAC, the “Borrowers”), IAC (following execution of a joinder agreement on September 1, 2018), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (“JPMorgan”), (ii) a Guaranty, dated as of August 31, 2018 (the “Guaranty”), made by MVW, MORI and certain other subsidiaries of MVW in favor of JPMorgan as administrative agent for the Lenders and (iii) a Security Agreement, dated as of August 31, 2018 (the “Security Agreement”) made by MVW, MORI and certain other subsidiaries of MVW in favor of JPMorgan as administrative agent for the Lenders.

The Credit Agreement includes a $900 million term loan facility and revolving borrowing capacity of $600 million, including letter of credit sub-facilities of $75 million. The Credit Agreement provided consideration for the combination transactions (described below) and support for MVW’s business, including ongoing liquidity and letters of credit. The term loan facility will bear interest at a floating rate plus an applicable margin that that varies from 1.25 percent to 2.25 percent depending on the type of loan with the corresponding base rate selected by the Borrowers. Revolving borrowings under the Credit Agreement will generally bear interest at a floating rate plus an applicable margin that varies from 0.50 percent to 2.75 percent depending on the type of loan with the corresponding base rate selected by the Borrowers and MVW’s credit rating. In addition, the Borrowers will pay a commitment fee on the unused revolving availability under the Credit Agreement at a rate that varies from 20 basis points per annum to 40 basis points per annum, also depending on MVW’s credit rating.

The Credit Agreement contains affirmative and negative covenants and representations and warranties customary for financings of this type. In addition, the Credit Agreement contains a financial covenant requiring MVW to maintain a maximum ratio of consolidated first lien secured net debt to consolidated EBITDA (as defined in the Credit Agreement) of 3.00 to 1.00.

Pursuant to the Guaranty, the obligations of the Borrowers under the Credit Agreement are guaranteed by MVW and by certain of its direct and indirect, existing and future, material domestic subsidiaries (excluding certain special purpose subsidiaries and other customary exceptions). Pursuant to the Security Agreement, the obligations of the Borrowers under the Credit Agreement are secured by a perfected first priority security interest in substantially all of the assets of MVW and the guarantors, subject to certain exceptions.

The foregoing description of the Credit Agreement and the joinder thereto does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement and the joinder thereto, copies of which are filed as Exhibits 4.9 and 4.10 hereto, respectively, and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

In connection with the consummation of the combination transactions (described below), on August 31, 2018, MVW terminated all outstanding commitments under the Credit Agreement, dated as of August 16, 2017 (as amended from time to time, the “Former Credit Agreement”), by and among MVW, MORI, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent. In connection with the termination of the Former Credit Agreement on August 31, 2018, all outstanding obligations for principal, interest and fees under the Former Credit Agreement were paid off in full.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 1 2018, MVW, completed its previously announced acquisition of ILG, Inc., pursuant to the Agreement and Plan of Merger, dated as of April 30, 2018 (the “Merger Agreement”), by and among MVW, ILG, Inc., Ignite Holdco, Inc., a Delaware corporation and wholly-owned direct subsidiary of ILG, Inc. (“Holdco”), Ignite Holdco Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of Holdco (“Ignite Holdco Sub”), Volt Merger Sub, Inc., a Delaware corporation and wholly-owned direct subsidiary of MVW (“Volt Corporate Merger Sub”), and Volt Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of MVW (“Volt LLC Merger Sub”). Pursuant to the Merger Agreement, the following “combination transactions” took place:

•	Ignite Holdco Sub merged with and into ILG, Inc. at 11:58 pm on August 31, 2018, with ILG, Inc. continuing as the surviving corporation;

•	ILG, Inc. was converted into a Delaware limited liability company at 11:59 pm on August 31, 2018;

•	Volt Corporate Merger Sub merged with and into Holdco at 12:01 am on September 1, 2018, with Holdco continuing as the surviving corporation and a wholly owned subsidiary of MVW; and

•	Holdco merged with and into Volt LLC Merger Sub at 12:02 am on September 1, 2018, with Volt LLC Merger Sub surviving the merger as a wholly owned direct subsidiary of MVW.

As a result of the combination transactions, ILG became an indirect, wholly owned subsidiary of MVW, and each outstanding share of ILG, Inc. common stock was converted into the right to receive (i) $14.75 in cash and (ii) 0.165 shares of MVW common stock, with cash paid in lieu of fractional shares.

Additionally, under the terms and conditions of the Merger Agreement, each ILG, Inc. restricted stock award, restricted stock unit award and deferred stock unit award outstanding immediately prior to the combination transactions was automatically converted into a restricted stock award, restricted stock unit award or deferred stock unit award, as applicable, for MVW common stock, the number of which was determined under the adjustment mechanism in the Merger Agreement, on generally the same terms and conditions applicable to such ILG, Inc. equity-based award immediately prior to the combination transactions.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to MVW’s Current Report on Form 8-K filed with the SEC on May 1, 2018 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

On September 1, 2018, MVW expanded the size of its board of directors (the “Board”) from 8 to 10 members and, under the terms of the Merger Agreement, each of Lizanne Galbreath and Stephen R. Quazzo have been appointed to the Board. Ms. Galbreath will hold office as a Class III director until MVW’s 2021 annual meeting of stockholders, and Mr. Quazzo will hold office as a Class III director until MVW’s 2021 annual meeting of stockholders, or until the successor of such person shall have been duly elected and qualified or their earlier death, resignation or removal.

Set forth below are the names, ages and other biographical information with regard to the new directors:

Ms. Galbreath, age 60, previously served as a director of ILG, Inc. since May 2016. Ms. Galbreath has been the Managing Partner of Galbreath & Company, a real estate investment firm, since 1999. From April 1997 to 1999, Ms. Galbreath was Managing Director of LaSalle Partners/Jones Lang LaSalle, a real estate services and investment management firm, where she also served as a director. From 1984 to 1997, Ms. Galbreath served in a variety of leadership positions including as a Managing Director, Chairman and Chief Executive Officer of The Galbreath Company, the predecessor entity of Galbreath & Company. Ms. Galbreath is also currently a director of Paramount Group, Inc. Ms. Galbreath was a director of Starwood Hotels & Resorts Worldwide, LLC (“Starwood”) from 2005 to September 2016 and served on its Capital Committee, Compensation and Option Committee and Corporate Governance and Nominating Committee. Ms. Galbreath was nominated as a director of ILG, Inc. by Starwood.

Mr. Quazzo, age 58, previously served as a director of ILG, Inc. since May 2016. Mr. Quazzo is the Chief Executive Officer and has been the Managing Director and co-founder of Pearlmark Real Estate, LLC, formerly known as Transwestern Investment Company, L.L.C., a real estate principal investment firm, since March 1996. From April 1991 to March 1996, Mr. Quazzo was President of Equity Institutional Investors, Inc., a private investment firm and a subsidiary of Equity Group Investments, Inc. Mr. Quazzo is also currently a director of Phillips Edison & Company Inc. and was a director of Starwood from 1995 to September 2016 and served terms as the Chair of the Capital Committee and Chair of the Governance Committee and served on the Audit Committee. Mr. Quazzo holds undergraduate and MBA degrees from Harvard University, where he serves as a member of the Board of Dean’s Advisors for the business school. He is a member and trustee of the Urban Land Institute, Chairman of the

ULI Foundation, a member of the Pension Real Estate Association, and a licensed real estate broker in Illinois. He is a trustee of Rush University Medical Center, an Investment Committee member of the Chicago Symphony Orchestra endowment and pension plans, a trustee of Deerfield Academy, and a Chicago advisory Board member of City Year, a national service organization since 1994. Mr. Quazzo was nominated as a director of ILG, Inc. by Starwood.

There is no arrangement or understanding between Ms. Galbreath and Mr. Quazzo and any other person under which each was appointed as a director. From the beginning of MVW’s last fiscal year through today, there have been no transactions with MVW and there are currently no proposed transactions with MVW in which the amount involved exceeds $120,000 and in which each Ms. Galbreath and Mr. Quazzo had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Each of the newly appointed directors will receive compensation as a non-employee director in accordance with MVW’s director compensation practices described in its 2018 proxy statement, filed with the SEC on April 3, 2018.

Item 7.01	Regulation FD Disclosure.

On September 1, 2018, MVW issued a press release announcing the completion of the combination transactions. The press release is being furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information under this Item 7.01 and Exhibit 99.1 hereto shall be deemed “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of MVW’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

a) Financial Statements of Businesses Acquired.

The audited consolidated financial statements of ILG for the years ended December 31, 2017, 2016 and 2015 and as of December 31, 2017 and 2016 are incorporated by reference as Exhibit 99.2 to this Current Report.

The unaudited condensed consolidated financial statements of ILG as of and for the quarterly period ended June 30, 2018 are incorporated by reference as Exhibit 99.3 to this Current Report.

b) Pro Forma Financial Information.

MVW intends to file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report no later than 71 days after the required filing date for this Current Report.

d) Exhibits.

The following exhibits are filed with this Current Report:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 30, 2018, by and among Marriott Vacations Worldwide Corporation, ILG, Inc., Ignite Holdco, Inc., Ignite Holdco Subsidiary, Inc., Volt Merger Sub, Inc., and Volt Merger Sub LLC (incorporated by reference from Exhibit 2.1 to MVW’s Current Report on Form 8-K filed with the SEC on May 1, 2018).*

4.1	Indenture, dated as of September 4, 2018, by and among Marriott Ownership Resorts, Inc., ILG, LLC, Marriott Vacations Worldwide Corporation, as a guarantor, the other guarantors party thereto and HSBC Bank USA, National Association, as trustee.

4.2	Form of 5.625% Senior Note due 2023 (included as Exhibit A to Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of September 4, 2018, by and among Marriott Ownership Resorts, Inc., ILG, LLC, Marriott Vacations Worldwide Corporation, as a guarantor, the other guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC.

4.4	Indenture, dated as of August 23, 2018, by and among Marriott Ownership Resorts, Inc., Marriott Vacations Worldwide Corporation, as guarantor, the other guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference from Exhibit 4.1 to MVW’s Current Report on Form 8-K filed with the SEC on August 23, 2018).

4.5	Form of 5.625% Senior Note due 2023 (incorporated by reference to Exhibit A to Exhibit 4.4 hereof).

4.6	Supplemental Indenture, dated June 29, 2016, among Interval Acquisition Corp., the guarantors party thereto and HSBC Bank USA, National Association, as trustee (incorporated by reference from Exhibit 4.1 to ILG Inc.’s Current Report on Form 8-K filed with the SEC on July 1, 2016).

4.7	Supplemental Indenture, dated September 1, 2018, by and among Marriott Ownership Resorts, Inc., ILG, LLC, the guarantors party thereto and the Bank of New York Mellon Trust Company, N.A., as trustee.

4.8	Joinder Agreement to Registration Rights Agreement, dated as of September 1, 2018, by and among ILG, LLC, the guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the representative of the initial purchasers.

4.9	Credit Agreement, dated as of August 31, 2018, among Marriott Vacations Worldwide Corporation, Marriott Ownership Resorts, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

4.10	Joinder Agreement, dated as of September 1, 2018, among Interval Acquisition Corp. and JPMorgan Chase Bank, N.A.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm for ILG, LLC.

99.1	Joint press release issued by Marriott Vacations Worldwide Corporation and ILG, LLC.

99.2	Audited Consolidated Financial Statements of ILG, Inc. for the years ended December 31, 2017, 2016 and 2015 and as of December 31, 2017 and 2016 (incorporated by reference from Exhibit 99.1 to ILG, Inc.’s Current Report on Form 8-K, filed with the SEC on June 5, 2018).

99.3	Unaudited Condensed Consolidated Financial Statements of ILG, Inc. as of and for the quarterly period ended June 30, 2018 (incorporated by reference to ILG, Inc.’s Quarterly Report on Form 10-Q, filed with the SEC on August 3, 2018).

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. MVW agrees to furnish supplemental copies to the SEC of any omitted schedule upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

Date: September 5, 2018	By:	/s/ John E. Geller, Jr.
John E. Geller, Jr.
Executive Vice President and Chief Financial and Administrative Officer